PERFORMANCE GUARANTY OF U.S. ENERGY SYSTEMS, INC.

         This Performance Guaranty, dated as of November 28, 2000, is made by U.S. ENERGY SYSTEMS, INC., a Delaware corporation (the "Guarantor), for the benefit of the stockholders of Zapco (as defined below) as of the Effective Date, acting solely through their representative, AJG Financial Services, Inc. and specifically, its Vice President - General Counsel, as the Shareholder Representative (the "Representative" or the "Counterparty.")

         WHEREAS, the Guarantor, Zahren Alternative Power Corporation, a Delaware corporation ("Zapco") and USE Acquisition Corp., a Delaware corporation and a subsidiary of Guarantor ("Merger Sub"), have entered into or will be entering into the Agreement and Plan of Reorganization and Merger dated as of the date hereof (the "Agreement").

         NOW, THEREFORE, in consideration of, and as an inducement for, the Counterparty entering into the Agreement, the Guarantor hereby covenants and agrees as follows (capitalized terms used without being defined herein shall have the meanings ascribed to such terms by the Agreement):

1.       GUARANTY OF OBLIGATIONS

The Guarantor hereby unconditionally and irrevocably guarantees to the Counterparty, the due and punctual performance of, and compliance with, the obligation to make the Contingent Merger Payment; provided, however, that the Guarantor's obligations with respect to the Contingent Merger Payment shall not exceed 62.5% of (a) the Contingent Merger Payment less (b) any reduction to the Contingent Merger Payment pursuant to the Indemnification Agreement (the "Obligations"). Such guaranty will not terminate until the Obligations have been performed in full by Merger Sub or performance has been waived by the Counterparty.

2.       OBLIGATIONS ABSOLUTE

The obligations of the Guarantor hereunder are primary and not as surety only, and the Guarantor expressly waives any legal obligation, duty or necessity for the Counterparty to proceed first against Merger Sub or to exhaust any remedy it may have against Merger Sub, provided, however, that the Counterparty agrees that it will not proceed to enforce this guaranty directly against the Guarantor until after first making written demand for performance on Merger Sub, unless such written demand would violate any automatic stay applicable to Merger Sub pursuant to any bankruptcy proceeding relating to Merger Sub.

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Upon the failure by Merger Sub to fulfill any of the Obligations,  the Guarantor shall forthwith assume and fulfill such Obligations. The Obligations of the Guarantor hereunder: (i) shall not be extinguished as a result of any change in the existence, structure or ownership of Merger Sub; (ii) shall continue to be effective or be reinstated, as the case may be, if, at any time, any of Merger Sub's payments must be restored or returned by the Counterparty to Merger Sub or its successors or to a custodian, receiver or a trustee in bankruptcy as a result of any insolvency, bankruptcy, reorganization or other similar proceeding affecting Merger Sub or its assets; and (iii) shall not be extinguished by an assignment by Merger Sub of the Agreement to an affiliate of Merger Sub.

The obligations of the Guarantor hereunder shall not be subject to any counterclaim, set off, deduction or defense based upon any claim the Guarantor or Merger Sub may have against the Counterparty or any of its affiliates, except for those arising under the Agreement or the Indemnification Agreement or any one or more of the foregoing, and shall remain in full force and effect until the Obligations of Merger Sub have been performed in full, without regard to, and shall not be released, discharged or in any way affected by, any circumstance or condition, except as set forth herein. All of the Obligations shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Guaranty.

3.       REPRESENTATIONS AND WARRANTIES OF GUARANTOR

The Guarantor hereby covenants, represents and warrants to the Counterparty as follows:

         a. The Guarantor is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, with full corporate power to enter into this Guaranty and to perform its obligations hereunder.

         b. The execution, delivery and performance by the Guarantor of this Guaranty are within the corporate power of the Guarantor and have been duly authorized by all necessary corporate action of the Guarantor.

         c. The execution, delivery and performance by the Guarantor of this Guaranty does not and will not conflict with or violate any law, judgment, order or decree binding on the Guarantor or the Certificate of Incorporation or Bylaws of the Guarantor or any contract or agreement to which the Guarantor is a party or by which it is bound.

         d. No additional consent of any person, and no notice to, filing or registration with, or authorization, consent or approval of, any governmental, regulatory or self-regulatory agency is necessary or required to be made or obtained by the Guarantor in connection with the execution and delivery by the Guarantor of this Guaranty or the performance by the Guarantor of its obligations hereunder.

         e. This Guaranty constitutes a valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms.

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         f.       There is no litigation,  arbitration proceeding,  governmental investigation, citation or action of any kind pending or, to the knowledge or the Guarantor, proposed or threatened against
                  the  Guarantor  or  relating  to  the   business,   assets  or
                  properties of the Guarantor which, if adversely determined, would materially and adversely affect the ability of the Guarantor to perform its obligations hereunder.

4.       NOTICES

All notices and other communications about this Guaranty must be in writing, must be given by facsimile, hand delivery or overnight courier service and must be addressed or directed to the party at the following address (or other such address as a party may designate from time to time by notice given pursuant hereto):

If to the Representative:
         AJG Financial Services, Inc.
         c/o Arthur J. Gallagher & Co.
         Gallagher Centre
         2 Pierce Place
         Itasca, Illinois
         Attention: Vice President and General Counsel
         Facsimile No. 630-285-3483

If to the Guarantor or Merger Sub:
         U.S. Energy Systems, Inc.
         One North Lexington Avenue, 4th Floor
         White Plains, New York 10601
         Attention: Goran Mornhed, President and Chief Operating Officer Facsimile No. 914-271-5315

With a copy to:
         Robinson Brog Leinwand Greene
            Genovese & Gluck P.C.
         1345 Avenue of the Americas
         New York, New York 10105-0143
         Attention: Allen J. Rothman, Esq.
         Facsimile No. 212-956-2164

Notices are effective when actually received by the party to which they are given, as evidenced by facsimile transmission report, written acknowledgment or affidavit of hand delivery or courier receipt.

5.       MISCELLANEOUS

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This Guaranty shall be governed by and construed in accordance  with the laws of the State of Delaware without regard to the conflicts of law provisions thereof. To the extent permitted by applicable law, the Guarantor hereby waives any provision of law that renders any provision hereof invalid, prohibited or unenforceable in any respect and agrees that if any provision of this Guaranty is invalid, prohibited or unenforceable in any jurisdiction such invalidity, prohibition or unenforceability shall not invalidate or render unenforceable such provision in any other jurisdiction and the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

6.       SUCCESSORS AND ASSIGNS

All rights under this Guaranty shall inure to the benefit of the successors and assigns of the Counterparty. The Guarantor may not assign or delegate its obligations hereunder without the express written consent of the Counterparty.

7.       NO WAIVER OR AMENDMENT

No failure to exercise and no delay in exercising, on the part of the Counterparty, any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof, or the exercise of any other power or right. The rights and remedies herein provided are cumulative and not exclusive or any rights or remedies provided by law. No provision of this Guaranty shall be waived, amended or supplemented except by a written instrument executed by Merger Sub, Guarantor and the Counterparty.

8.       ENTIRE AGREEMENT

This Guaranty is the entire and only agreement between the Guarantor and the Counterparty with respect to the guaranty of the Obligations. All representations, warranties, agreements, or undertakings heretofore or contemporaneously made, which are not set forth herein, are superseded hereby.



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         IN WITNESS  WHEREOF,  the Guarantor has caused this Guaranty to be duly executed and delivered as of the date first written above.

                            U.S. ENERGY SYSTEMS, INC.




                            By: /s/  Goran Mornhed
                                -------------------
                               Name:  Goran Mornhed
                               Title: President & Chief Operating Officer